                                                                    Exhibit 99.1

                                  Certification

Pursuant to 18 U.S.C. (S) 1350, the undersigned officer of Respironics, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 26, 2002               /s/ James W. Liken
                                   ---------------------------------------------
                                   Name: James W. Liken
                                   Title: President and Chief Executive Officer